SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☐        Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

COLLECTORS UNIVERSE, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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October 28, 2009

Dear Stockholders:

We are pleased to invite you to attend the 2009 Annual Meeting of Stockholders of Collectors Universe, Inc., which will be held on Tuesday, December 8, 2009 at 10:00 A.M., Pacific Time, at our principal offices, which are located at 1921 E. Alton Avenue, Santa Ana, California 92705.

You may have noticed a significant change in the way we are providing proxy materials to our stockholders for our Annual Meeting.  We have elected to provide our stockholders with access to our proxy materials over the Internet under the Securities and Exchange Commission’s new “notice and access” rules.  These rules allow us to make our stockholders aware of the availability of our proxy materials by sending a Notice of Internet Availability of Proxy Materials, which provides instructions for how stockholders may access the full set of proxy materials through the Internet or by requesting that printed proxy materials be delivered to them by mail.  We believe that this process will enable us to provide our stockholders with the proxy materials they need to make informed decisions, while lowering the costs of printing and delivering those materials and, at the same time, significantly reducing the environmental impact of our Annual Meeting.

Your vote is important.  Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible using one of the voting methods described in the Notice of Internet Availability of Proxy Materials.  You will be able to vote your shares over the Internet or, if you requested that printed proxy materials be mailed to you, by completing and returning, by mail, a proxy or voting instruction card.  Please review the instructions with respect to your voting options described in the Notice of Internet Availability of Proxy Materials you received by mail as well as in the accompanying Proxy Statement.

Also, please let us know if you plan to attend our Annual Meeting at the time you vote your shares over the Internet by indicating your plans when prompted to do so or, if you requested to have printed proxy materials mailed to you, by marking the appropriate box on the enclosed proxy card.

Thank you for your ongoing support.  We look forward to seeing you at our Annual Meeting.

Sincerely,

Michael J. McConnell Chief Executive Officer

COLLECTORS UNIVERSE, INC.
1921 E. Alton Avenue
Santa Ana, California 92705

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on Tuesday, December 8, 2009
_______________________

To the stockholders of Collectors Universe, Inc.:

The 2009 Annual Meeting of Stockholders of Collectors Universe, Inc. will be held at our principal offices, which are located at 1921 E. Alton Avenue, Santa Ana, California 92705 on Tuesday, December 8, 2009, at 10:00 A.M., Pacific Time, for the following purposes:

(1)	Election of Directors. To elect the following seven nominees to serve as directors until our 2010 Annual Meeting of Stockholders or until their successors are elected and have qualified:

A. Clinton Allen	A. J. “Bert” Moyer
Deborah A. Farrington	Van D. Simmons
David G. Hall	Bruce A. Stevens
Michael J. McConnell

(2)
Ratification of the Appointment of our Independent Registered Public Accounting Firm.  To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010; and

Other Business.  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors recommends that you vote “FOR” the election of each of the seven director nominees listed above and “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010.

Additional information regarding these matters is contained in the accompanying Proxy Statement, which stockholders are urged to read.  Only stockholders of record at the close of business on October 20, 2009 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

A. Clinton Allen
Chairman of the Board

Santa Ana, California
October 28, 2009

Your vote is very important.  Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible.  For specific instructions on how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail and the section entitled “How May I Vote?” in this Proxy Statement or, if you requested that printed proxy materials be mailed to you, to the instructions on the proxy card enclosed with those printed proxy materials.  The approximate date of mailing of the Notice of Internet Availability of Proxy Materials was October 28, 2009.

COLLECTORS UNIVERSE, INC.
1921 E. Alton Avenue
Santa Ana, California 92705

_______________________

PROXY STATEMENT
_______________________

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 8, 2009
_______________________

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Collectors Universe, Inc., a Delaware corporation, for use at our 2009 Annual Meeting of Stockholders to be held on Tuesday, December 8, 2009, at 10:00 A.M., Pacific Time, at our principal offices, which are located at 1921 E. Alton Avenue, Santa Ana, California 92705.  As a matter of convenience, in this Proxy Statement we will refer to Collectors Universe, Inc. as the “Company,” “we,” “us” or “our” and our 2009 Annual Meeting of Stockholders as the “Annual Meeting” or the “Meeting”.

YOUR VOTE IS VERY IMPORTANT.  WHETHER OR NOT YOU PLAN TO ATTEND

THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT

AND PROVIDE US WITH YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.

Some stockholders may have their shares registered in different names or hold shares in different capacities.  For example, a stockholder may have some shares registered in his or her name, individually, and others in his or her capacity as a custodian for minor children or as a trustee of a trust.  If, in that event, you want all of your votes to be counted, please be sure to vote in each of those capacities.

Who May Vote at the Annual Meeting?

The shares of the Company’s common stock, $0.001 par value, constitute the only outstanding class of voting securities of the Company.  If you were a stockholder on the records of the Company at the close of business on October 20, 2009, which is referred to herein as the Record Date, you may vote your shares at the Annual Meeting, and at any adjournments or postponements thereof, either in person or by proxy.  On that day, there were 7,661,101 shares of our common stock outstanding and entitled to be voted at the Annual Meeting.

What do I Need to Know if I Plan to Attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a holder of our common stock as of the Record Date, or hold a valid proxy for the Annual Meeting.  Since seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis.  You should be prepared to present photo identification for admittance.  If you are not a stockholder of record but hold shares through a broker, bank, trustee or nominee (i.e., in “street name”), you should provide proof of your beneficial ownership of shares of our common stock as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or similar evidence of ownership.  If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

Please let us know if you plan to attend the Annual Meeting, in person, (i) by marking the appropriate box on the enclosed proxy card if you requested proxy materials to be mailed to you, or (ii) if you will be voting over the Internet, by indicating your plans when prompted to do so.

How Many Votes do I Have?

Each share is entitled to one vote (a) in the election of each of the director nominees, (b) on the proposal to ratify the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ended June 30, 2010, and (c) on any other matter upon which a vote may properly be taken at the Annual Meeting.  In the election of directors, there is no cumulative voting.  As a result each stockholder will be entitled, for each share of common stock that such stockholder owned as of the Record Date, to cast one vote for a single nominee for each of the seven positions on the Board of Directors.

In order to vote, you must either designate a proxy to vote your shares on your behalf at the Annual Meeting, or attend the Annual Meeting and vote your shares in person.  The Board of Directors requests your proxy so that your shares will count toward a quorum and will be voted in accordance with your voting instructions at the Annual Meeting.  Even if you designate a proxy on your behalf, you may attend the Annual Meeting and vote your shares in person, including in a manner different than as set forth in your earlier proxy.  Accordingly, to ensure that your votes are counted, we encourage you to vote your shares by proxy even if you plan to attend the Meeting in person.

How Will the Board Vote My Proxy?

A properly executed proxy card, or properly voted proxy (in the case you are voting over the Internet), received by us prior to the Annual Meeting, and not revoked, will be voted in accordance with your voting instructions as set forth on the proxy card or communicated over the Internet.  If you provide no specific instruction as to how you want your shares voted, your shares will be voted “FOR” the election of the each of the director nominees (Proposal No. 1), and “FOR” the ratification of the approval of Grant Thornton as our independent registered public accounting firm for the fiscal year ended June 30, 2010 (Proposal No. 2).

If any other matter is presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by your proxy will be voted in accordance with the judgment of the holders of the proxy.

However, if your shares are held in a brokerage account or by a bank, trustee or nominee, please read the information below under captions “How May I Vote?” and “What if I Hold My Shares Through a Broker or Other Nominee?” regarding how your shares may be voted.

What is the “Important Notice Regarding the Availability of Proxy Materials” that I Received in the Mail?

Under the rules of the Securities and Exchange Commission, or the “SEC”, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder.  Accordingly, on October 28 2009, we mailed to our stockholders (other than any stockholders who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials, or the “Availability Notice”, containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report for the fiscal year ended June 30, 2009, which are available at www.stocktrans.com/eproxy/collectorsuniverse2009.  The Availability Notice also instructs stockholders how to vote their shares via the Internet or by mail.

This process is designed to expedite our stockholders’ receipt of our proxy materials, decrease the cost of our Annual Meeting, and help conserve natural resources.  However, if you would prefer to receive printed or e-mail copies of our proxy materials, please follow the instructions included in the Availability Notice.  If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials electronically unless you elect otherwise.

How May I Vote?

Voting by Internet.  You can vote by proxy over the Internet by following the instructions provided to you in the Availability Notice.  If you hold shares in “street name,” you also may vote by proxy over the Internet by following the instructions provided in the Availability Notice or the proxy card.  Internet voting is available 24 hours a day and will be accessible, until 11:59 P.M. Pacific Time on December 7, 2009, by visiting www.votestock.com and following the instructions.  Our Internet voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Availability Notice.  If you vote by Internet, you do not need to return your proxy card.

Voting by Mail.  If you request printed proxy materials to be mailed or emailed to you, you can vote by mail pursuant to the instructions provided on the proxy card.  If you hold shares in “street name” and request to receive printed proxy materials by mail, you can vote by mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.  In order to be effective, completed proxy cards must be received by no later than 9:00 A.M. Pacific Time on December 8, 2009.  If you vote by mail, simply mark your proxy, date and sign it, and return it in the business reply envelope provided with the Proxy Statement.

Voting at the Annual Meeting.  Whichever voting method you use, you may still vote at the Annual Meeting if you decide to attend in person.  However, if your shares are held in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.  If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Vote on Other Matters.  If other matters are properly presented at the Annual Meeting for consideration, the persons named on the proxy card will have the discretion to vote on those matters for you.  As of the date this Proxy Statement was first made available to our stockholders, we did not know of any other matters to be voted upon at the Annual Meeting.

All shares that are properly voted, whether over the Internet or by mail, and not properly revoked will be voted at the Annual Meeting.

What if I Hold My Shares of Common Stock Through a Broker or Other Nominee?

If you hold your shares of our common stock in “street name” you are considered to be the “beneficial owner” of those shares.   In order to vote your shares, you must give voting instructions to the broker or other nominee that holds your shares.  Proxies that are sent to us by brokers or other nominee holders on your behalf will count toward a quorum and will be voted in accordance with the instructions that you have provided.  If you fail to provide voting instructions, your broker or other nominee will have discretion to vote your shares for the election of each of our seven director nominees and for the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010.

What is the Quorum Requirement for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.  Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.  Each holder of our common stock will be entitled to one vote per share on all matters that are submitted to a vote by stockholders at the Annual Meeting.

What will be the Effect of Abstentions at the Annual Meeting?

When an eligible voter attends the Annual Meeting but decides not to vote, his or her decision not to vote is called an “abstention.” Properly executed proxy cards that are marked “abstain” or “withhold authority” on any proposal will be treated as abstentions for that proposal.  We will treat abstentions as follows:

•
abstention shares will be treated as not voting for purposes of determining the outcome on any proposal for which the minimum vote required for approval of the proposal is a majority (or some other proportion) of the votes actually cast, and thus will have no effect on the outcome; and

•
abstention shares will have the same effect as votes against a proposal if the minimum vote required for approval of the proposal is a majority (or some other proportion) of (i) the shares present and entitled to vote, or (ii) all shares outstanding and entitled to vote.

What are Broker Non-Votes and How Will They Affect the Voting at the Annual Meeting?

Broker non-votes occur when shares of our common stock that are held of record by a broker or other nominee for a beneficial owner are not voted with respect to a particular proposal because (i) the broker does not receive voting instructions from the beneficial owner, or (ii) the broker lacks discretionary authority to vote the shares.  Under the rules of the Financial Industry Regulatory Authority, known as FINRA, member brokers generally may not vote shares held by them in “street name” for their customers unless the brokers are permitted to do so under the rules of any national securities exchange of which they are a member.  Under the rules of the New York Stock Exchange, or the NYSE, a member broker who holds shares in “street name” for customers has the authority to vote on certain items if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner.  We will treat broker non-votes as follows:

•
broker non-votes will not be counted as present and entitled to be voted for purposes of any matter requiring the affirmative vote of a majority (or another specified percentage) of the shares present and entitled to vote (even though the broker non-votes will be counted as present for quorum purposes and may be entitled to be counted on other matters).  Thus, a broker non-vote will not affect the outcome of the voting on a proposal the approval of which requires the affirmative vote of a majority (or some other proportion) of (i) the votes cast, or (ii) the voting power present and entitled to vote on that proposal; and

•
broker non-votes will be counted as a vote against a proposal the approval of which requires an affirmative vote of the holders of a majority (or another specified percentage) of the outstanding shares entitled to vote on such proposal.

What is the Required Vote to Approve the Proposals Being Considered at the Annual Meeting?

Proposal No. 1 - Election of Directors

Our Board of Directors has adopted a majority voting standard for uncontested director elections.  This means that, in an uncontested election, for a director to be elected, he or she must receive a majority of the shares cast (that is, actually voted) in the election of directors.  An “uncontested election” is an election in which the number of nominees for director is not greater than the number of directors to be elected.  Shares voted as “withhold authority” for a nominee for director will count as votes cast.  Any broker non-votes will not be counted as votes cast and, therefore, will not affect the outcome of the election of directors.  In a contested election, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors.

Prior to each annual stockholders’ meeting at which directors are to be elected in an uncontested election, each nominee will be required to deliver an offer of resignation to the Board.  If any nominee fails to receive a majority of the votes cast in that election, the Board will have the right, in its discretion, to accept or reject that nominee’s offer of resignation.  If the Board accepts the resignation, it may either correspondingly reduce the authorized number of directors or appoint another person to fill the vacancy created by the resignation.  If the Board decides, instead, to reject the resignation, then, the nominee would continue to serve as a director until the next annual stockholders meeting and, in that event, the Board would be required to publicly disclose the reasons why it decided to reject the resignation of the nominee.

Proposal No. 2 - Ratification of the Appointment of Our Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes cast for or against this Proposal by stockholders entitled to vote at the Annual Meeting is required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010.  Abstentions will have the same effect as votes against the Proposal.  Any broker non-votes will not be counted as votes cast on this Proposal and, therefore, will not affect the outcome of this vote.

How Can I Revoke My Proxy?

If you are the record owner of your shares and, after you have returned your proxy, you decide to change your vote, you may do so by taking any one of the following actions:

•
Sending a written notice that you are revoking your proxy addressed to: Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280 Newport Beach, California 92658 and then voting again by one of the methods discussed above.  To be effective, the notice of revocation must be received by the Company by no later than 9:00 A.M. Pacific Time on December 8, 2009.

•	Returning a new proxy with a later date than your earlier proxy. To be effective, that later dated proxy must be received by the Company by no later than 9:00 A.M. Pacific Time on December 8, 2009.

•	Attending and voting in person or by proxy at the Annual Meeting in a manner different than the instructions contained in your earlier proxy.

However, if your shares are held by a broker or other nominee, and you want to change the voting instructions you have previously given to the broker or nominee, you will need to contact your broker or nominee to ascertain the actions you will need to take to change your previous voting instructions.

Who Will Bear the Cost of this Proxy Solicitation?

The cost of soliciting proxies from stockholders will be paid by us.  In addition, following the mailing of the Availability Notice, our directors, officers and regular employees may solicit proxies by mail, telephone, e-mail or in person, but will not receive any compensation from us for doing so.  Brokerage firms, banks, trustees and other nominees holding shares of our common stock of record will be requested to forward proxy soliciting materials to the beneficial owners of such shares and will be reimbursed by us for their charges and expenses in connection therewith.  In addition, we may use the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies if management determines that it is advisable to do so.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table presents certain information, as of October 20, 2009, regarding our shares of common stock beneficially owned by (i) persons known by us to own beneficially more than 5% of our outstanding shares, (ii) the incumbent directors and the nominees for election to the Board of Directors at the upcoming Annual Meeting, (iii) the Company’s executive officers, and (iv) all of the directors and executive officers as a group.

	Shares Beneficially Owned(1)(2)
	Number(3)		Percent of Class

Richard Kenneth Duncan Sr.	1,345,982		17.6%
8435 Katy Freeway, Houston, Texas 77024

David G. Hall	1,041,799	(4)	13.2%
P.O. Box 6280 Newport Beach, CA 92658

Special Situations Cayman Fund, L.P.	854,107	(5)	11.2%
Special Situations Fund III QP, L.P. Special Situations Fund III, L.P. Austin W. Marxe and David M. Greenhouse 527 Madison Avenue, 26th floor, New York, NY 10022

Dimensional Fund Advisors LP	594,255	(6)	7.8%
1299 Ocean Avenue Santa Monica, CA 90401

Van D. Simmons	274,181	(7)	3.5%
Michael J. McConnell	188,930	(8)	2.4%
A. Clinton Allen	117,725	(9)	1.5%
Joseph J. Wallace	95,067	(10)	1.2%
Deborah A. Farrington	65,338	(9)	*
A. J. Bert Moyer	65,338	(9)	*
Bruce A. Stevens	18,588	(9)	*
All Directors and Executive Officers, as a group (8 persons)	1,866,967	(11)	23.7%

*	Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.  Under those rules and for purposes of the table above (a) if a person has decision making power over either the voting or the disposition of any shares, that person is generally deemed to be a beneficial owner of those shares; (b) if two or more persons have decision making power over either the voting or the disposition of any shares, they will be deemed to share beneficial ownership of those shares, in which case the same shares will be included in share ownership totals for each of those persons; and (c) if a person held options or warrants to purchase shares that were exercisable on, or became exercisable within 60 days of, October 20, 2009, that person will be deemed to be the beneficial owner of those shares and those shares (but not shares that are subject to options or warrants held by any other stockholder) will be deemed to be outstanding for purposes of computing the percentage of the outstanding shares that are beneficially owned by that person.

(2)
Unless otherwise indicated in the footnotes below, the persons named in the above table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

(3)
On July 10, 2009, the Company repurchased a total of 1,749,828 shares of its shares of common stock in a cash tender offer to its stockholders, which has had the effect of reducing the number of shares outstanding to 7,661,101 at October 20, 2009.

(4)
Includes (i) a total of 101,034 restricted shares of common stock which will vest (that is, cease to be subject to the risk of forfeiture) if certain contingencies, including a financial performance goal, are satisfied, in three (3) annual installments of up to 50,516 shares, 25,258 shares and 25,260 shares, respectively, on July 31, 2010, June 30, 2011 and June 30, 2012; and (ii) 51,066 shares held in grantor trusts established for Mr. Hall’s children (the “Trust Shares”).  Mr. Hall may, under limited circumstances, exercise dispositive power (but he does not have voting power) over the Trust Shares and, for that reason, may be deemed to share such dispositive power with the trustees of those trusts.

(5)
Based on their most recent report on Schedule 13G filed with the SEC, Messrs. Marxe and Greenhouse share voting and dispositive power over all of these shares, which are comprised of:  (i) 218,368 shares owned by Special Situations Cayman Fund, L.P., (ii) 599,999 shares owned by Special Situations Fund III QP, L.P. and (iii) 35,740 shares owned by Special Situations Fund III, L.P. Messrs. Marxe and Greenhouse attribute their beneficial ownership of these shares to the fact that they are the controlling principals of AWM Investment Company, Inc., which is the general partner or investment advisor of these three Funds.

(6)
Based on its most recent report on Schedule 13G filed with the SEC, Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors Inc.) (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (the “Funds”).  In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the shares of the Company’s common stock owned by the Funds, and may be deemed to be the beneficial owner of such shares.  However, all shares of the Company’s common stock are owned by the Funds.  Dimensional disclaims beneficial ownership of such shares.

(7)
Includes 17,022 of the shares held by the grantor trusts established by Mr. Hall for his children that are referred to in footnote (4) above, because Mr. Simmons is a trustee for certain of those trusts.  As trustee, he exercises voting power, and shares dispositive power with Mr. Hall, with respect to those 17,022 shares and, therefore, those shares are included in both of their respective share ownership totals.  Mr. Simmons does not have any financial or pecuniary interest in any of the shares held in these trusts.  Also includes (i) 16,500 shares which Mr. Simmons may purchase by exercising director options that were exercisable on October 20, 2009 and (ii) 3,240 restricted shares of common stock that are scheduled to vest on December 2, 2009.

(8)
Included in the number of shares beneficially owned by Mr. McConnell, the Company’s Chief Executive Officer, are (i) a total of 101,034 restricted shares of common stock which will vest (that is, cease to be subject to the risk of forfeiture) if certain contingencies, including a financial performance goal, are satisfied, in three (3) annual installments of up to 50,516 shares, 25,258 shares and 25,260 shares, respectively, on July 31, 2010, June 30, 2011 and June 30, 2012; and (ii) a total of 3,240 share of restricted stock that are scheduled to vest on December 2, 2009.

(9)
Includes the following numbers of shares which may be purchased on exercise of director stock options that were exercisable on or will become exercisable within 60 days of October 20, 2009:  Mr. Allen—89,375 shares; Ms. Farrington—45,650 shares; and Mr. Moyer—41,250 shares.  The share totals of each of Ms. Farrington and Messrs. Allen, Moyer and Stevens also include 3,240 restricted shares of common stock that are scheduled to vest on December 2, 2009.

(10)
The number of shares shown as beneficially owned by Mr. Wallace, the Company’s Chief Financial Officer, include (i) a total of 37,888 restricted shares of common stock, which will vest and cease to be subject to the risk of forfeiture if certain contingencies, including a financial performance goal, are satisfied, in three (3) annual installments 12,629 shares, 12,629 shares and 12,630 shares, respectively, on July 31, 2010, June 30, 2011 and June 30, 2012, and (ii) 38,500 shares of common stock that may be purchased by exercise of employee stock options on or within 60 days of October 20, 2009.

(11)
Includes a total of 231,275 shares which our directors and executive officers have the right to acquire by exercise of stock options that were exercisable on, or will become exercisable within 60 days of, October 20, 2009 and the restricted shares of common stock set forth in the footnotes above.

ELECTION OF DIRECTORS

(Proposal No. 1)

The authorized number of the Company’s directors on the Board of Directors is seven.  Directors are elected to serve for a term of one year or until their successors are elected and duly qualified.  The Board of Directors has nominated the seven nominees named below for election as directors at the Annual Meeting.  Unless authority to vote has been withheld, the proxy holders named in the proxies voted by our stockholders intend to vote the shares represented by those proxies at the Annual Meeting for the election of all of the nominees named below.

All seven nominees are presently directors of the Company and were elected to the Board of Directors by the Company’s stockholders at the Company’s 2008 Annual Meeting of Stockholders.

All of the nominees have consented to serve, if elected.  If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.  The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

Director Nominees

The names and certain information, as of October 20, 2009, concerning the nominees for election as directors is set forth below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” THE ELECTION OF THE DIRECTOR NOMINEES NAMED BELOW

Nominees	Age	Director Since	Principal Occupation
A. Clinton Allen	65	2001	Chief Executive Officer of A. C. Allen & Company
Deborah A. Farrington	59	2003	General Partner of StarVest Partners, L.P.
David G. Hall	62	1986*	President of the Company
Michael J. McConnell	43	2007	Chief Executive Officer of the Company
A. J. “Bert” Moyer	65	2003	Business Consultant and Private Investor
Van D. Simmons	58	1986*	President of DHRCC, Inc.
Bruce A. Stevens	67	2006	Industry Partner with Cordova, Smart & Williams, LLC

*
Although Collectors Universe was organized in February 1999, Messrs. Hall and Simmons were both founders and served as directors of its predecessor company, Professional Coin Grading Service, Inc. beginning in 1986.

A. Clinton Allen has served as a Director of the Company since June 2001 and as Chairman of the Board of Directors since December 2002.  Mr. Allen is the Chief Executive Officer of A. C. Allen & Company, a private investment banking consulting firm.  He is the Lead Director of Steinway Musical Instruments, one of the world’s largest manufacturers of musical instruments.  He is also a member of the board of directors of Brooks Automation, Inc., which provides integrated tool and factory automation solutions for the global semiconductor and related industries, the board of directors and Executive Committee of LKQ Corporation, the largest nationwide provider of recycled OEM automotive parts and the board of directors of Avantair, a fractional airplane provider.  He served on the board of directors of Blockbuster Entertainment Corporation from 1986 until its acquisition by Viacom/Paramount in September 1994.  Mr. Allen graduated from Harvard University and serves on the Executive Committee of the Friends of Harvard Football, as well as the Harvard Visiting Committee on University Resources and the Harvard Major Gifts Committee.  He is a member of the board of directors and the President’s Council of the Massachusetts General Hospital.  Mr. Allen also is the Founder and President of The Corporate Directors Group, an organization with a membership of over 1,000 directors which is dedicated to furthering director education and is accredited by RiskMetrics ISS as a director education provider.  Mr. Allen has earned an Advanced Professional Director Certification from The Corporate Directors Group for meeting director educational requirements established by that organization and director educational standards of RiskMetrics ISS.

Deborah A. Farrington is a founder and President of StarVest Management, Inc. and is, and since 1999 has been, a general partner of StarVest Partners, L.P., a venture capital fund which invests primarily in emerging software and business services companies.  From 1993 to 1997, Ms. Farrington was President and Chief Executive Officer of Victory Ventures, LLC, a New York-based private equity investment firm.  Also during that period, she was a founding investor and Chairman of the Board of Staffing Resources, Inc., a diversified staffing company which grew from $17 million to $300 million in annual revenues while she served on its board.  Ms. Farrington serves on the board of directors of NetSuite, Inc., a New York Stock Exchange-listed company, and on the boards of directors of ComparisonMarket, Inc., Fieldglass, Inc. and Perquest, Inc., all of which are private companies.  She also serves on the board of directors of Opportunity International.  She is a graduate of Smith College and received an MBA from Harvard Business School.  Ms. Farrington has earned a Professional Director Certification from The Corporate Directors Group for meeting director educational requirements established by that organization and director educational standards of RiskMetrics ISS.

David G. Hall has served as President of Collectors Universe since October 2001 and as a Director since its founding in February 1999.  From April 2000 to September 2001, Mr. Hall served as the Chief Executive Officer of the Company and as Chairman of the Board from February 1999 to October 2001.  Mr. Hall is a director of Professional Coin Grading Service, Inc., the Company’s predecessor and now its wholly-owned subsidiary, and was its Chief Executive Officer from 1986 to February 1999, when it was acquired by the Company.  Mr. Hall was honored in 1999 by COINage Magazine as Numismatist of the Century, along with 14 other individuals.  In 1990, Mr. Hall was named Orange County Entrepreneur of the Year by INC. Magazine.  In addition, he has written A Mercenary’s Guide to the Rare Coin Market, a book dedicated to coin collecting.

Michael J. McConnell has served as the Company’s Chief Executive Officer since March 2009.  From 1998 to September 30, 2008, Mr. McConnell was a Managing Director and a member of the Executive Committee of Shamrock Capital Advisors, Inc., which is a manager of private equity, real estate and direct investment funds, including the Shamrock Activist Value Funds.  Prior to joining Shamrock in 1994, Mr. McConnell held various positions at PepsiCo, Merrill Lynch and Kidder Peabody.  Mr. McConnell formerly served on the boards of directors of Ansell Limited, Nuplex Industries, Force Corporation, iPass, Inc. and Port-link International.  Mr. McConnell also serves on the Board of Governors of Opportunity International.  Mr. McConnell received his B.A. in Economics from Harvard University and his MBA (with distinction—Shermet Scholar) from the Darden School of the University of Virginia.

A. J. “Bert” Moyer, who is a business consultant and private investor, served from March 1998 until February 2000 as Executive Vice President and Chief Financial Officer for QAD, Inc., a leading provider of enterprise resource planning software applications for global manufacturing companies.  Between September 2000 and February 2002, Mr. Moyer was engaged as a consultant to QAD, Inc., assisting in the Sales Operations of the Americas Region.  He served as president of the commercial division of the Profit Recovery Group International, Inc. from March until July 2000.  Prior to joining QAD, Inc. in 1998, Mr. Moyer was Chief Financial Officer of Allergan, a specialty pharmaceutical company based in Irvine, California.  Mr. Moyer serves on the boards of directors of CalAmp Corp., Virco Manufacturing Corporation, Occam Networks, Inc. and LaserCard Corporation, all of which are public companies.  Mr. Moyer received his Bachelor of Science degree in Business Administration from Duquesne University and graduated from the Advanced Management Program at the University of Texas, Austin.  Mr. Moyer has earned a Professional Director Certification from The Corporate Directors Group for meeting director educational requirements established by that organization and director educational standards of RiskMetrics ISS.

Van D. Simmons is the President of DHRCC, Inc., a direct seller of rare coins.  He served as President of the Company’s David Hall Rare Coins Division from October 2000 until March 2004, when we discontinued that business.   From July to October 2000, he served as Vice President of Sales of the Company’s Bowers and Merena Division.  From 1981 to 1997 he served as the President of DHRCC, Inc.  Mr. Simmons was a founding director of the Company in February 1999 and was also a founder and served as a director of its predecessor company, Professional Coin Grading Service, Inc., from 1986 to February 1999.  He served as Chairman of the Board of David Hall’s North American Trading, LLC, a retailer of rare coins, from February 1997 to July 2000.

Bruce A. Stevens is an Industry Partner with Cordova, Smart & Williams, LLC, a private equity firm that focuses its investments on lower middle market companies that are engaged in businesses with which the partners of the firm have had operating experience.  From 1985 to January 2008, Mr. Stevens was the President and Chief Executive Officer of Steinway & Sons, a wholly owned subsidiary of Steinway Musical Instruments, Inc., which is the maker of fine pianos with manufacturing operations in the United States and Germany and operational facilities in China, Japan and the UK.  He also served as a member of the board of directors of Steinway Musical Instruments, Inc. from 1996 until his retirement in January 2008.  Before joining Steinway & Sons, Mr. Stevens was employed by Polaroid Corporation for nearly 18 years where he held various positions in both its domestic and international divisions.  Mr. Stevens currently serves on the Board of Trustees at the Manhattan School of Music in New York City.  He also has served on the boards of directors of numerous industry and music education organizations, such as the Piano Manufacturers Association International, American Music Conference, Music Teacher National Association, New England Conservatory, Lincoln Park Performing Arts Center and Winchester Foundation for Educational Excellence.  Mr. Stevens earned a Bachelors Degree in Economics from the University of Pennsylvania.  Mr. Stevens also has earned a Professional Director Certification from The Corporate Directors Group for meeting director educational requirements established by that organization and director educational standards of RiskMetrics ISS.

Family Relationships

There are no family relationships among any of the Company’s officers or directors.

Resignation of Michael R. Haynes

Effective March 16, 2009, Michael R. Haynes resigned his position as Chief Executive Officer of the Company, and, in conjunction therewith, resigned as a member of the Board of Directors.  Mr. Haynes’ resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. McConnell was appointed to serve as the Company’s Chief Executive Officer effective as of the same date and will continue to serve in that position until the Company or Mr. McConnell chooses to terminate his service with the Company as its Chief Executive Officer.

THE BOARD OF DIRECTORS

The Role of the Board of Directors

In accordance with Delaware law and the Bylaws of the Company, the Board of Directors oversees the management of the business and affairs of the Company.  The members of the Board keep informed about our business through discussions with senior management and other officers and managers of the Company and its subsidiaries, by reviewing analyses and reports sent to them by management and outside consultants, and by participating in Board and committee meetings.

Attendance at Meetings

Our Board members are encouraged to prepare for and attend all meetings of the Board and the Board committees of which they are members.  During the fiscal year ended June 30, 2009 (“fiscal 2009”), the Board of Directors of the Company held a total of nine meetings and all of the directors attended at least 75% of the total of those meetings and the meetings of the Board committees on which they served during the respective periods they served as directors of the Company during that year.  In addition, all of the directors attended the Company’s 2008 Annual Meeting of Stockholders.

Number of Directors

The Board of Directors currently consists of seven members.  Our Bylaws provide that the Board is authorized to change the authorized number of directors from time to time, as it deems to be appropriate.

Term of Office of Directors

The Bylaws of the Company provide that directors are elected annually to serve for a term of one year ending at the Company’s next Annual Meeting of Stockholders or until their successors are elected and duly qualified.  If a vacancy occurs in any Board position between annual meetings, the Board may fill the vacancy by electing a new director to that position.  The Board of Directors may also create a new director position and elect a new director to hold that position for a term ending at the next annual meeting.

Annual Election of Directors

Our Board of Directors has adopted a majority voting standard for uncontested director elections.  This means that each director in an uncontested election shall be elected by a “majority of the votes cast” by the shares entitled to vote on the election of directors.  An “uncontested election” is an election in which the number of nominees for director is not greater than the number of directors to be elected.  A “majority of the votes cast” means that the number of votes “FOR” a nominee for director must exceed 50% of the votes cast.  Shares voted as “withhold authority” for a nominee for director will count as votes cast.  In a contested election, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors.

Since the election of directors at the Annual Meeting will be uncontested, each director nominee has delivered an offer of resignation to the Board.  If any of the nominees fails to receive a majority of the votes cast in the election of directors at the Annual Meeting, the Board of Directors will have the right, in its discretion, to accept or reject that nominee’s offer of resignation.  If the Board accepts the resignation, it may either appoint another person to fill the vacancy created by the resignation or correspondingly reduce the authorized number of directors.  If the Board decides, instead, to reject the resignation, then, the nominee would continue to serve as a director until the next annual meeting; and, in that event, the Board will be required to publicly disclose the reasons why it decided to reject the resignation of the nominee.

Director Independence

The Board has determined, after careful review, that each member of the Board is independent under the definition of independence set forth in the NASDAQ Marketplace Rules that are applicable to companies with shares listed on the NASDAQ Global Market (the “NASDAQ Listed Company Rules”), with the exception of Messrs. McConnell and Hall, who are officers of the Company.  In reaching this conclusion, the Board considered all relevant facts and circumstances with respect to any direct or indirect relationships between the Company and each of the non-management directors.  The Board determined that any relationships that now exist, or may have existed in the past, between the Company and any of the non-management directors have no material effect on their independence.

In accordance with the Board’s independence evaluation, five of seven of our directors are independent directors.  In addition, as required by the NASDAQ Listed Company Rules, all of the members of the standing committees of the Board are independent directors.

In connection with Mr. McConnell’s appointment to serve as the Company’s Chief Executive Officer in March 2009, he ceased to be a member of the Compensation Committee and the Nominating and Governance Committee of the Board because he no longer qualified as an independent director under the NASDAQ Listed Company Rules.

Communications with the Board

Stockholders interested in communicating with the non-management directors as a group may do so by writing to: Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658.  The Corporate Secretary will review and forward to the appropriate member or members of the Board copies of all such correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board or its committees or that the Corporate Secretary otherwise determines requires their attention.  Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chairman of the Audit Committee and will be handled in accordance with procedures established by the Audit Committee.

Corporate Governance Policies

Our Board of Directors believes that sound governance practices and policies provide an important framework to assist the Board in fulfilling its duties to the Company’s stockholders.  In September 2004, our Board of Directors adopted the following governance policies, which include a number of policies and practices under which our Board had operated for some time, together with concepts suggested by various authorities in corporate governance and the requirements of the NASDAQ Listed Company Rules and the Sarbanes-Oxley Act of 2002.  Some of the principal subjects covered by those policies include:

•
Director qualifications, including measuring each candidate’s independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries; his or her understanding of our business and the business environment in which we operate; and the candidate’s ability and willingness to devote adequate time and effort to Board responsibilities, taking into account the candidate’s employment and other board commitments.

•
Responsibilities of Directors, including acting in the best interests of all stockholders; maintaining independence; developing and maintaining a sound understanding of our business and the industry in which we operate; preparing for and attending Board and Board committee meetings; and providing active, objective and constructive participation at those meetings.

•
Director access to management and, as necessary and appropriate, independent advisors, including encouraging presentations to the Board from the officers responsible for functional areas of our business.

•
Maintaining adequate funding to retain independent advisors for the Board, as the Board deems to be necessary or appropriate, and also for its standing committees as the members of those committees deem to be necessary or appropriate.

•
Director orientation and continuing education, including programs to familiarize new directors with our business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts policies, code of business conduct and corporate governance guidelines.  In addition, each director is expected to participate in continuing education programs relating to developments in the Company’s business and in corporate governance.

•	Annual performance evaluation of the Board, including an annual self-assessment of the Board’s performance as well as the performance of each of the Board’s standing committees.

•	Regularly scheduled executive sessions, without management, are held by the Board. In addition, the Audit Committee meets separately with the Company’s outside auditors.

Code of Business and Ethical Conduct

We have adopted a Code of Business and Ethical Conduct for our officers, employees and directors, as well as specific ethical conduct policies and principles that apply to our Chief Executive Officer, Chief Financial Officer and other key accounting and financial personnel.  A copy of our Code of Business and Ethical Conduct is available at the Investor Relations Section of our website at www.collectors.com.  We intend to disclose, at this location on our website, any amendments to our Code of Business and Ethical Conduct and any waivers of the requirements of that Code that may be granted to our Chief Executive Officer or Chief Financial Officer.  A copy of the Code of Business and Ethical Conduct will be made available in print, without charge, to any stockholder upon request.  Stockholders who wish to do so should make a request to: Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658.

Other Governance Matters

In addition to the governance policies discussed above, our Chief Executive Officer and Chief Financial Officer have provided the certifications of our SEC filings required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 each quarter since the certification rules were adopted.  We also have adopted charters for our Board committees that comply with applicable NASDAQ Listed Company Rules.  You can access our Board Committee charters, as well as news releases, SEC filings and other corporate governance materials by visiting the Investor Relations Section of our website at www.collectors.com.  Copies of  the charters for our Board committees will be made available in print, without charge, to any stockholder upon request.  Stockholders who wish to do so should make a request to: Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658.

Committees of the Board of Directors

The Board has three standing committees:  an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.  Information regarding the members of each of those Committees and their responsibilities and the number of meetings held by those Committees during fiscal 2009 is set forth below.

Audit Committee

The members of the Audit Committee are A. J. Bert Moyer, its Chairman, Deborah A. Farrington and Bruce A. Stevens.  All of the members of the Audit Committee are independent within the meaning of the NASDAQ Listed Company Rules and the enhanced independence requirements for audit committee members contained in Rule 10A-3 under the Securities Exchange Act of 1934, as amended.  Our Board of Directors has determined that each of Mr. Moyer, Ms. Farrington and Mr. Stevens meets the definition of “audit committee financial expert” adopted by the Securities and Exchange Commission (the “SEC”).  The Audit Committee has a written charter that specifies its responsibilities, which include oversight of the financial reporting process and system of internal accounting controls of the Company, and appointment and oversight of the independent registered public accountants engaged to audit the Company’s financial statements.  In accordance with its Charter and to ensure independence, the Audit Committee meets separately with our outside auditors and separately with members of management.  A copy of the Audit Committee Charter, which complies with applicable NASDAQ Listed Company Rules, is accessible at the Investor Relations Section of our website at www.collectors.com and is available in print to those stockholders who request it as discussed above.  The Audit Committee held six meetings during fiscal 2009.

Compensation Committee

The members of the Compensation Committee are Deborah A. Farrington, its Chairperson, A. Clinton Allen, and A. J. Bert Moyer, each of whom, along with Michael J. McConnell, were appointed as members of the Committee in December 2008.  However, Mr. McConnell resigned from the Committee concurrently with and as a result of his appointment as the Company’s Chief Executive Officer in March 2009.  All of the remaining members of the Compensation Committee are independent within the meaning of the NASDAQ Listed Company Rules.  The Compensation Committee reviews and approves the salaries and establishes incentive compensation and other benefit plans for our executive officers.  Our Board of Directors has adopted a charter setting forth the role and responsibilities of the Compensation Committee.  A copy of that charter, which complies with applicable NASDAQ Listed Company Rules, is accessible at the Investor Relations Section of our website at www.collectors.com and is available in print to those stockholders who request it as discussed above.  The Compensation Committee held six meetings during fiscal 2009.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are Bruce A. Stevens, its Chairman and A. J. Bert Moyer, each of whom is independent within the meaning of the NASDAQ Listed Company Rules.  Michael J. McConnell was previously a member of the Committee, but resigned concurrently with his appointment as the Company’s Chief Executive Officer in March 2009.  This Committee has a written charter that specifies its responsibilities, which include identifying and recommending nominees for election to the Board; making recommendations to the Board regarding the directors to be appointed to each of its standing Committees; reviewing the adequacy of and approving the compensation that is to be paid to non-employee directors for their service as directors and as members of Board Committees; developing and recommending corporate governance guidelines for adoption by the Board of Directors; and overseeing the annual self-assessments by the Company’s Directors of the performance of the Board of Directors and its Committees.  A copy of the Nominating and Governance Committee’s charter is accessible at the Investor Relations Section of our website at www.collectors.com and is available in print to those stockholders who request it as discussed above.  The Committee held a total of five meetings during fiscal 2009.

The Director Nominating Process

In identifying new candidates for membership on the Board, the Nominating and Governance Committee will seek recommendations from existing Board members and executive officers.  In addition, the Committee will consider any candidates that may be recommended by any of the Company’s stockholders who submit such recommendations to the Board in accordance with the procedures described below.  The Board also has the authority to engage an executive search firm and other advisors as it deems appropriate to assist it in identifying qualified Board candidates.

In assessing and selecting new candidates for Board membership, the Nominating and Governance Committee considers such factors, among others, as the candidate’s independence, experience, knowledge, skills and expertise, as demonstrated by past employment and board experience and the candidate’s reputation for integrity.  When selecting a nominee from among candidates being considered by the Committee, it conducts background inquiries of and interviews with the candidates that the Committee members believe are best qualified to serve as directors.  The factors that the Committee considers in making its selection of a nominee from among those candidates include whether the candidate has the ability, willingness and enthusiasm to devote the time and effort required of members of the Board; the candidate’s independence, including whether the candidate has any conflicts of interest or commitments that would interfere with the candidate’s ability to fulfill the responsibilities of directors of the Company, including membership on Board committees; whether the candidate’s skills and experience would add to the overall competencies of the Board; and whether the candidate has any special background or experience relevant to the Company’s business.

Stockholder Recommendations of Board Candidates

Any stockholder desiring to submit a recommendation for consideration by the Board of a candidate that the stockholder believes is qualified to be a Board nominee at any upcoming stockholders meeting may do so by submitting that recommendation in writing to the Board not later than 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to stockholders.  However, if the date of the upcoming annual stockholders meeting has been changed by more than 30 days from the anniversary date of the prior year’s annual meeting, the recommendation must be received within a reasonable time before the Company begins to print and mail its proxy materials for the upcoming annual meeting.  In addition, the recommendation should be accompanied by the following information:  (i) the name and address of the nominating stockholder and the person that the nominating stockholder is recommending for consideration as a candidate for Board membership; (ii) the number of shares of voting stock of the Company that are owned by the nominating stockholder, his or her recommended candidate and any other stockholders known by the nominating stockholder to be supporting the nomination of that candidate; (iii) a description of any arrangements or understandings that relate to the election of directors of the Company, between the nominating stockholder, or any person that (directly or indirectly through one or more intermediaries) controls, or is controlled by, or is under common control with, such stockholder, on the one hand, and any other person or persons (naming such other person or persons), on the other hand; (iv) such other information regarding each recommended candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (v) the written consent of the stockholder’s recommended candidate to be named as a nominee and, if nominated and elected, to serve as a director.  No such recommendation was received from any stockholder with respect to the Annual Meeting.

Stockholder Nominations

Our Bylaws provide that any stockholder also may nominate, at any annual meeting of stockholders, one or more candidates for election to the Board of Directors, by giving the Company written notice (addressed to the Secretary of the Company at the Company’s principal offices) of such stockholder’s intention to do so not later than 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to stockholders.  Such notice must be accompanied by the same information, described in the immediately preceding paragraph, regarding such candidate or candidates to be nominated for election to the Board and the nominating stockholder.  Any stockholder nomination at any annual meeting that does not comply with these Bylaw requirements shall be ineffective and disregarded.  No such notice was received from any stockholder with respect to Annual Meeting and, therefore, the Board’s nominees will be the sole candidates standing for election at the Annual Meeting and the election of directors will be uncontested.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Based upon information made available to us, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors and officers were satisfied and timely made with respect to the Company’s fiscal year ended June 30, 2009.  We have learned, however, that an Initial Statement of Beneficial Ownership on Form 3 and a subsequent Statement of Changes in Beneficial Ownership on Form 4 were inadvertently filed late by Richard Kenneth Duncan Sr., who became the owner of more than 10% of our outstanding shares in 2009.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Compensation Philosophy and Objectives

We believe that the success of our business and the creation of long term stockholder value depend to a large extent on our ability to retain and to attract superior management employees.  Therefore, the Compensation Committee’s primary objectives, when setting management compensation, are to enable the Company to retain its existing and, when the need arises, to attract new or additional executive officers and other key management employees, while at the same time maintaining compensation expense at a level that reflects the scope of our business and our revenues.  To achieve these objectives, during fiscal 2009, our Compensation Committee continued its practice of:

•	Offering competitive salaries and benefits to our executive officers, who are named in the Summary Compensation Table below (collectively, our “NEOs”);

•
Offering our NEOs with the opportunity to earn additional compensation, in the form of cash bonuses, based on the achievement of defined annual corporate financial performance goals and individualized NEO performance objectives;

•
Aligning the financial interests of our NEOs with those of our stockholders, primarily through the grant of shares of restricted stock to reward our NEOs for improvements in the market performance of our common stock; and

•
Providing, generally, for stock-based compensation awards to our NEOs to become exercisable or vest in annual installments over multi-year periods as a means of creating incentives for our NEOs to focus on achieving longer term corporate objectives and to remain employed by the Company.

Significant factors that affected the Committee’s determinations with respect to executive compensation included (i) the competitive nature of the market for talented and experienced individuals, nationally, and particularly in Southern California where the Company is headquartered and where most of its operations are conducted; and (ii) the very limited number of senior executives that have knowledge and experience in the collectibles markets.  Also, to ensure that we are appropriately compensating our NEOs and that we have appropriate human resources to execute on our business plans, in making its executive compensation determinations our Compensation Committee obtains available information relating to executive compensation, including peer group data, and recommendations from independent compensation consultants.  However, no single factor is determinative and the Committee ultimately relies on the experience and judgment of its members in making its executive compensation decisions.  The Compensation Committee also performs periodic reviews of our executive compensation programs to evaluate their competitiveness and consistency with our overall management compensation and our financial and strategic objectives.

Replacement of Cash Bonus Plan with a Stock Incentive Plan for Fiscal 2010.  As a result of one of those reviews, conducted in May 2009, the Compensation Committee decided that, for the fiscal year ending June 30, 2010 (“fiscal 2010”), it would adopt a stock incentive plan for its NEOs in place of a cash-based management bonus plan of the type adopted by the Compensation Committee for prior fiscal years, including fiscal 2009.  As adopted, that stock incentive plan provides for grants of shares of restricted stock to each of our NEOs that will vest in installments over a three year period, provided that the Company achieves a financial performance goal established for fiscal 2010 and the NEO remains in the Company’s employ thereafter.  The primary purposes of that plan are (i) to establish incentives that will focus management on achieving a turn-around in the Company’s financial performance in fiscal 2010, as well as providing incentives for them to remain in the Company’s employ thereafter, (ii) to reduce the maximum compensation that the Participants can earn in fiscal 2010, as compared to fiscal 2009 and 2008, and (iii) to reduce cash outflows by paying such incentive compensation in stock, rather than cash.

Components of Executive Compensation Paid in Fiscal 2009

NEO compensation, in fiscal 2009 and in prior fiscal years, was comprised of three major components:  (i) base annual salaries; (ii) performance-based compensation that was paid in cash; and (iii) equity-based compensation that was designed, among other things, to align the interests of our NEOs with those of our stockholders by rewarding them for improvements in the market performance of our shares and providing incentives for our NEOs to focus their efforts on achieving the Company’s longer term strategic objectives and remaining in the Company’s employ.

The Committee’s allocation of these three components of NEO compensation in fiscal 2009 was based on a number of factors, including competitive market conditions and the positions of the management employees within our organization in terms of their ability to influence our financial performance.

While historically not a significant portion of the total compensation paid to our NEOs, in addition to the three compensation categories discussed above, our Compensation Committee does have the discretion to pay discretionary cash bonuses to our NEOs if it deems appropriate under the circumstances.

Fiscal 2009 Management Bonus Plan

The purposes of the fiscal 2009 Management Bonus Plan were (i) to provide meaningful incentives and financial awards to participants for making significant contributions to the Company’s achievement of financial and strategic goals and objectives, and (ii) to make a substantial portion of each participant’s compensation for fiscal 2009 dependent on the Company’s achievement of those goals and objectives.

Although each of our three NEOs was eligible to participate in the 2009 Bonus Plan, only Mr. Wallace, our Chief Financial Officer, elected to participate in that Plan.

As was the case in prior years, pursuant to the 2009 Bonus Plan, the Compensation Committee established threshold, target and maximum revenue and pretax income goals for fiscal 2009 and individualized performance goals for each participant.  A participant could earn a bonus award under that Plan if the Company succeeded in achieving the threshold revenue or pretax earnings goal or the participant met his individualized performance objectives in fiscal 2009 to earn bonus compensation under that Bonus Plan.  In the case of Mr. Wallace, his potential bonus compensation for fiscal 2009 was based (i) 10% on the Company’s net revenue performance; (ii) 40% on the Company’s pretax income performance, and (iii) 50% on his achievement of his individualized performance objectives.

However, because the Company failed to achieve the threshold revenue or pretax income goals and incurred a substantial loss in fiscal 2009, no bonus compensation was awarded by the Compensation Committee under the 2009 Bonus Plan.

Equity Based Compensation

No equity incentives were granted to any of our NEOs in fiscal 2009.

Also, as a result of his resignation as our Chief Executive Officer in March 2009, all restricted shares and options that had been granted to Michael Haynes in previous years and had not yet vested were cancelled.

Perquisites and Other Elements of Compensation

Mr. Haynes received $9,000 during fiscal 2009 to defray the personal expenses he incurred in using his own automobile on Company business.  Subject to this one exception, we did not provide any perquisites to any of our NEOs in fiscal 2009.

Employment Arrangements with Named Executive Officers

Former Chief Executive Officer.  Mr. Haynes was employed as our Chief Executive Officer under the terms of an employment agreement that was to have expired in December 2009.  That employment agreement terminated as a result of Mr. Haynes’ resignation as Chief Executive Officer effective March 16, 2009.  In connection with Mr. Haynes’ resignation, the Company and Mr. Haynes entered into a Separation Agreement and Mutual General Release pursuant to which the Company agreed to (i) pay severance compensation to Mr. Haynes in the amount of $298,000 in installments over a period of 12 months, (ii) pay his COBRA health insurance premiums for a period of up to 18 months or, if sooner, until the earlier of the date he ceases to be eligible for COBRA benefits or the date he obtains other employment providing him with health insurance benefits, and (iii) reimburse him for the costs, not to exceed $30,000, for outplacement services and up to $20,000 of any out of pocket expenses he might incur in connection with his separation from service.  In addition, Mr. Haynes and the Company entered into a general release of all claims that might have against each other.  Payments made to or on behalf of Mr. Haynes under the Separation Agreement during fiscal 2009 totaled $98,414, of which $74,500 represented the initial installments of his severance compensation.  Also, as a result of Mr. Haynes’ resignation, all of his stock options and restricted stock awards that had not vested as of March 31, 2009 automatically were cancelled and ceased to be outstanding.

Appointment of New Chief Executive Officer.  Concurrently with the resignation of Mr. Haynes, our Board of Directors appointed Mr. McConnell to serve as our Chief Executive Officer.  He will continue to serve in that position until the Company or Mr. McConnell elects to terminate his employment as the Company’s Chief Executive Officer.  Mr. McConnell also continues to serve as a member of the Board of Directors, but resigned as a member of the Compensation Committee and a member of the Nominating and Governance Committee of the Board because, by reason of his appointment as Interim Chief Executive Officer, he no longer qualified as an independent director under the NASDAQ Listed Company Rules.  The Company has agreed to pay Mr. McConnell a base salary of $15,000 per month for his service as our Interim Chief Executive Officer and to pay him an automobile allowance of $650 per month as reimbursement for the costs he incurs in using his personal automobile on Company business.  He also continues to receive director fees, which currently are $25,000 per year, and, if and to the extent granted to non-management directors, also will be granted restricted shares, for his service on the Board.

Other Named Executive Officers.  We do not have employment agreements, severance agreements, change of control agreements or any other similar agreements with our NEOs which provide for the payment of compensation or non-equity awards or the provision of benefits on a termination of employment or as a result of a change of control transaction, except for the continuation of health insurance coverage as required under applicable federal law.  Our stock incentive plans provide that all unvested options and unvested restricted shares, whether held by NEOs or other employees, will become vested on a change of control of the Company unless the party acquiring control of the Company agrees to assume, or substitute comparable equity incentives for, those outstanding options and restricted shares on terms approved by the Compensation Committee.

Summary Compensation Table

The following table sets forth the amounts and components of the compensation received by each of our Named Executive Officers (“NEOs”) in the fiscal years ended June 30, 2009, 2008 and 2007, respectively.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Incentive Stock Awards ($)(3)		Non-Equity Incentive Compensation ($)(4)	All Other Compensation ($)		Total ($)

Michael J. McConnell(1)	2009	$87,000	(2)	$-		$35,000		$-	$-		$122,000
Chief Executive Officer

David G. Hall	2009	$300,000		$-		$-		$-	$-		$300,000
President and COO	2008	300,000		-		-		150,000	-		450,000
	2007	300,000		-		-		150,000	-		450,000

Joseph J. Wallace	2009	$220,000		$-		$41,958		$-	$-		$261,958
Chief Financial Officer	2008	212,391		-		66,649		50,000	-		329,040
	2007	199,500		-		49,622		40,000	-		289,122

Michael R. Haynes	2009	$255,000		$54,000	(5)	$136,237	(6)	$-	$107,414	(7)	$552,651
Former Chief	2008	340,000		-		375,555		100,000	12,000	(8)	827,555
Executive Officer	2007	340,000		-		319,715		100,000	12,000	(8)	771,715

(1)
Mr. McConnell, who, since 2007 has been and continues to be a member of our Board of Directors, was appointed as our Chief Executive Officer effective as of March 16, 2009.  He was not an NEO prior to that time.  As a result, this table includes only the compensation received by Mr. McConnell for the services that he rendered in all capacities to the Company in fiscal 2009.

(2)
Mr. McConnell is employed as our Chief Executive Officer at a base salary of $180,000 per year.  His salary for fiscal 2009, as set forth in this table, was comprised of (i) $52,500 of base salary paid to him for his services as our Chief Executive Officer during the period from March 16, 2009, the date of his appointment as CEO, to June 30, 2009, and (ii) $34,500 in director fees paid to Mr. McConnell for his services as a member of our Board of Directors for the entirety of fiscal 2009, including the period subsequent to his becoming Interim Chief Executive Officer, and for his services as a member of the Compensation and the Nominating and Governance Committees of the Board during the period from July 1, 2008 to the date of his appointment as our Chief Executive Officer.

(3)
The amounts set forth in this column represent compensation expense recognized for financial reporting purposes in respect of incentive stock awards granted to each of our NEOs during the fiscal years ended June 30, 2009, 2008 and 2007.  Pursuant to SEC rules, such compensation expense was determined in accordance with SFAS 123(R), without giving effect to the impact of estimated forfeitures related to service-based vesting conditions.  Information regarding the assumptions on which such compensation expense was determined is set forth under the caption “Stock-Based Compensation” in Note 2 to the Company’s Consolidated Financial Statements contained in our 2009 Annual Report to Stockholders that accompanies this Proxy Statement.  In the case of Mr. McConnell, he received his stock award, in December 2008, prior to his appointment as the Company’s Chief Executive Officer, for his service as a member of our Board of Directors.

(4)
Amounts shown in this column are each NEO’s annual performance-based bonus awards for fiscal 2008 and 2007, respectively.  In fiscal 2009, Mr. Wallace was the only NEO who participated in the fiscal 2009 Bonus Plan.  However, no bonus was awarded for fiscal 2009 under that Plan.  The bonuses awarded to Messrs. Haynes, Hall and Wallace for fiscal 2008 and 2007 by the Compensation Committee were based on the extent to which the Company achieved its financial performance goals and, in the case of Messrs. Haynes and Wallace, the extent to which each of them achieved his individualized performance objectives in those two fiscal years.

(5)
This amount represents a discretionary bonus paid to Mr. Haynes for his efforts in planning and implementing, and in recognition of certain costs savings realized in connection with, the Company’s exit from its jewelry grading businesses during the third quarter of fiscal 2009.

(6)	Net of forfeitures that occurred as a result of Mr. Haynes’ resignation as Chief Executive Officer in March 2009.

(7)
The Company entered into a Separation Agreement and Mutual General Release with Mr. Haynes in connection with his resignation as Chief Executive Officer.  That Agreement provided that Mr. Haynes would be paid severance compensation totaling $298,000 in 12 monthly installments during the period from April 2009 to March 2010.  Other Compensation in fiscal 2009 was comprised of (i) installments, totaling $74,500, of his severance compensation that we paid between April 2009 and June 30, 2009, (ii) $20,000 that was paid for outplacement services, (iii) payments totaling $9,000 to defray Mr. Haynes’ personal expenses incurred in using his own automobile for Company business and (iv) $3,914 in post-employment “Cobra” health insurance premiums.

(8)	Payments made to Mr. Haynes to defray his personal expenses incurred in using his own automobile for Company business.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding options and restricted stock awards that have been granted to our NEOs and that were outstanding as of the end of fiscal 2009.

	OPTION AWARDS								STOCK AWARDS
Names	Grant Dates	Exercisable		Unexercisable		Option Exercise Price ($)(1)		Expiration Dates	Number of Shares not yet Vested(#)	Market Value of Shares not yet Vested($)(2)

Michael McConnell	12/02/08	-		-		N/A		N/A	6,483	$31,637

Joseph J. Wallace	06/11/04	16,500	(3)	-		$12.48	(3)	06/11/14	-	-
	06/09/05	5,500	(3)	-		$14.17	(3)	06/09/15	-	-
	09/15/05	8,250	(3)	2,750	(3)	$11.73	(3)	09/15/15	-	-
	11/14/07	2,750	(3)	8,250	(3)	$13.18	(3)	11/14/17	4,538	$22,143

(1)
Each option grant was made at an exercise price equal to 100% of the closing price per share of our common stock on the date of grant as reported by the NASDAQ Global Stock Market.  The expiration date of all option awards is ten years from the date of grant, subject to earlier termination on cessation of the NEO’s service with the Company.

(2)
The market value of stock awards that have not yet vested was determined by multiplying the number of shares subject to each award by the closing price, as reported by the NASDAQ Global Stock Market, of the Company’s common stock on June 30, 2009, which was the last trading day of fiscal 2009.

(3)	Each of these amounts have been adjusted to give effect to the 10% stock dividend that was issued to our stockholders on November 3, 2008.

Director Compensation

The following table sets forth information regarding all cash and other compensation earned by each of our non-management directors for service on the Board and its Committees during the fiscal year ended June 30, 2009.

Names	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)	Total($)	Stock Options Outstanding at June 30, 2009 (#)	Stock Awards Not Yet Vested at June 30, 2009 (#)
A. Clinton Allen	$92,500	$35,000	$127,500	89,375	6,483
Deborah Farrington	57,500	35,000	92,500	45,650	6,483
A. J. Bert Moyer	62,500	35,000	97,500	41,250	6,483
Van D. Simmons	30,000	35,000	65,000	16,500	6,483
Bruce A. Stevens	46,000	35,000	81,000	-	6,483

(1)	This column reports the amount of cash compensation earned in 2009 for Board and Committee service.

(2)
Amounts shown reflect the compensation expense recognized in fiscal 2009 with respect to restricted stock awards granted during that year, as determined in accordance with SFAS No. 123R.  Information regarding the assumptions on which such compensation expense was determined is set forth under the caption “Stock-Based Compensation” in Note 2 to the Company’s Consolidated Financial Statements contained in our 2009 Annual Report to Stockholders that accompanies this Proxy Statement.

Set forth below is additional information regarding the compensation that we paid to our non-management directors in fiscal 2009.

Compensation for Service on the Board of Directors.  As compensation for service on the Board of Directors, each non-management director is paid an annual cash retainer the amount of which, in years prior to 2009, was $35,000, and is granted $35,000 of restricted shares of common stock (with the number of shares determined on the basis of the closing per share price, as reported by the NASDAQ Global Stock Market, of the Company’s common stock on the date of grant).  For fiscal 2009, however, each non-management director agreed to reduce the annual cash retainer by $10,000, from $35,000 to $25,000, as a contribution to a Company-wide cost reduction program implemented in 2009.  Each director’s restricted shares vest (that is cease to be subject to a risk of cancellation) in four equal quarterly installments subject to the director’s continued service on the Board.

Compensation for Service on Board Committees.  In addition, directors serving on the Audit Committee, the Compensation Committee or the Nominating and Governance Committee receive an annual retainer of $10,000, $7,500 and $1,000, respectively, for their service on those Committees.

Additional Board and Committee Service.  The Chairman of the Board receives an additional annual cash retainer of $55,000, and the Chairpersons of the Audit Committee, Compensation Committee and Nominating and Governance Committee receive additional annual cash retainers of $14,000, $10,000 and $5,000, respectively, in each case for the additional services they render to the Company in those capacities.

The compensation paid to our non-management directors, as described above, was determined on the basis of information provided and recommendations made to the Compensation Committee in fiscal 2007 by its outside compensation consultant regarding trends in director compensation.  Based on a review of updated information regarding compensation that is being paid by comparably-sized service companies to their outside directors, the Nominating & Governance Committee recommended that no changes be made to director compensation in fiscal 2009.  However, as noted above, each of our non-management directors voluntarily elected to reduce the annual retainer for their service on the Board by $10,000.

Certain Transactions

During fiscal 2009, a member of the immediate family of Mr. Hall, who is our President, Chief Operating Officer and a member of our Board of Directors, paid us $191,000 in fees for collectibles authentication and grading services rendered to him during that year.  Those authentication and grading fees were comparable in amount to the fees which the Company charges, in the ordinary course of its business, for similar services it renders to unaffiliated persons.

On October 8, 2008, the Company repurchased 120,010 shares of Company common stock owned by Michael Haynes, who was then the Company’s Chief Executive Officer, at a purchase price of $4.033 per share, which represented a 10% discount from the then market price of the Company’s shares.  To reduce its cash outlay, the Company then sold, at the same per share price, 30,000 of those shares to Michael J. McConnell, who was then an outside director, and 10,000 of those shares to David Hall, who is the President and Chief Operating Officer and a director of the Company.  The per share price $4.033 that was paid by the Company for the shares it purchased from Mr. Haynes, and that was paid to the Company for the shares it sold to Messrs. McConnell and Hall, was determined on the basis of price negotiations between Mr. McConnell, acting on his own behalf, and Mr. Haynes, as seller of the shares (and not in his capacity as our CEO).

The Company did not engage in any other transaction or any series of related transactions in amounts exceeding $120,000 in which a “related person” (as defined in SEC rules) had a direct or indirect material interest in fiscal 2009 (“related party transactions”) and did not engage in any such related party transactions in fiscal 2008.

The SEC defines a “related person” as any director, nominee for director, executive officer, or person controlling more than 5% percent of our outstanding voting securities, and any immediate family member of any of such persons.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2)

The Audit Committee of our Board of Directors has selected Grant Thornton, LLP (“Grant Thornton”) to serve as our independent registered public accounting firm for our fiscal year ending June 30, 2010.  Grant Thornton audited our consolidated financial statements for the fiscal year ended June 30, 2009.  We are submitting the selection of our independent registered public accounting firm for fiscal 2010 to our stockholders for ratification at the Annual Meeting.

Our organizational documents do not require that our stockholders ratify the selection of Grant Thornton as our independent registered public accounting firm.  However, we are doing so because we believe it is a matter of good corporate practice.  If our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Grant Thornton, but may still retain them.  Alternatively, even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

A representative of Grant Thornton is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE
APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee Charter, provides that our Audit Committee will pre-approve all audit and non-audit engagements of any independent registered public accounting firms, including the nature of the services to be performed and the fees for such services, either through specific approval of the Audit Committee or by its Chairman pursuant to authority specifically delegated to him or her by the Committee.  Any engagement approved by the Chairman pursuant to delegated authority is required to be reported to the Audit Committee at its next meeting.  Since the adoption of the Charter, all audit and non-audit services provided by the Company’s independent registered accounting firms have been pre-approved by the Audit Committee.

Audit and Other Fees Paid in Fiscal 2009 and 2008

Audit Services and Fees

With respect to fiscal 2009, Grant Thornton rendered audit services to us that consisted of the audit of our consolidated financial statements for the fiscal year ended June 30, 2009 and reviews of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC for the first three quarters of that year.  Audit fees paid to Grant Thornton for these services in fiscal 2009 totaled $285,106.

With respect to fiscal 2008, Grant Thornton rendered audit services to us that consisted of (i) the audit of our consolidated financial statements for the fiscal year ended June 30, 2008 and reviews of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC for the first three quarters of that year, (ii) an audit of the effectiveness of our internal control over financial reporting as of June 30, 2008, in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and (iii) services required to enable Grant Thornton to consent to the inclusion of their fiscal 2007 audit reports in a Registration Statement filed by the Company on Form S-8 under the Securities Act of 1933 to register shares for one of its stock incentive plans.  Audit fees paid to Grant Thornton for these services in fiscal 2008 totaled $683,000.

Audit-Related Fees

Grant Thornton did not render any audit-related services with respect to fiscal 2009 or 2008.

Fees for Tax Services

Grant Thornton rendered tax planning and advisory services to us in fiscal 2009, consisting primarily of (i) on-going federal and state income tax compliance services, and (ii) assistance with an Internal Revenue Service audit of our fiscal 2005, 2006 and 2007 tax returns.  It received fees totaling $82,511 for those services in fiscal 2009.

Grant Thornton rendered tax planning and advisory services to us in fiscal 2008, consisting primarily of (i) assistance with the calculation of our accumulated earnings and profits for purposes of determining the taxability of the cash dividends that we paid in calendar year 2007, and (ii) on-going federal and state income tax compliance services.  It received fees totaling $148,000 for those services in fiscal 2008.

Other Services

Grant Thornton did not provide any consulting or other services to us with respect to fiscal 2009 or 2008.

The Audit Committee determined that the provision by Grant Thornton of tax related services in each of 2009 and 2008, and the fees paid by the Company for those services, were compatible with maintaining Grant Thornton’s independence.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2009 (the “2009 Financial Statements”).

The Audit Committee of the Board of Directors is responsible for assisting the Board in fulfilling its oversight responsibilities as they relate to the Company’s financial reporting, internal financial and accounting systems and accounting practices and policies.  The Board of Directors has adopted an Audit Committee Charter that sets forth the authority and responsibilities of the Audit Committee.  A copy of the Charter is accessible at the Investor Relations section of our website at www.collectors.com.

In discharging its responsibilities, the Audit Committee met and held discussions with management and Grant Thornton, LLP, the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2009.  Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and Grant Thornton, LLP.  The Audit Committee also discussed with Grant Thornton, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380).

The Audit Committee has received from Grant Thornton the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with them their independence with respect to the Company and its management, and has considered whether Grant Thornton’s provision of any non-audit services was compatible with maintaining their independence.

Based on the discussions and reviews referenced in the two preceding paragraphs, the Audit Committee recommended that the Board of Directors approve the inclusion of the Company’s 2009 Financial Statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2009 as filed with the SEC.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles.  The Company’s independent auditors are responsible for auditing those financial statements.  The Audit Committee’s responsibility is to monitor and review these processes.  It is not the Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures.  The members of the Audit Committee are not employees of the Company and no member of the Committee is, nor does any member of the Committee represent himself or herself to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing.  Therefore, the Committee members have necessarily relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the Company’s registered independent public accounting firm included in their report on the Company’s 2009 Financial Statements.

          Respectfully Submitted,

          A. J. Bert Moyer (Chairperson)
          Deborah A. Farrington
          Bruce A. Stevens

Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Audit Committee Report shall not be incorporated by reference into any  such filings.

STOCKHOLDER PROPOSALS

Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2010 Annual Meeting of Stockholders must provide us with a written copy of that proposal by no later than 120 days before the first anniversary of the release of our proxy materials for this year’s Annual Meeting.  However, if the date of our 2010 Annual Meeting of Stockholders changes by more than 30 days from the date on which the Annual Meeting is held, then the deadline will be a reasonable time before we begin to print and mail our proxy materials for our 2010 Annual Meeting of Stockholders.  Matters pertaining to such proposals, including the number and length of such proposals, the eligibility of persons entitled to have such proposals included and other aspects are governed by the Exchange Act, the rules of the SEC promulgated thereunder, and other laws and regulations to which interested stockholders should refer.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of our 2009 Annual Report to Stockholders accompanies this Proxy Statement.  If you and others who share your mailing address are “beneficial owners” of our common stock that hold shares through a broker or other nominee, you may have received a notice that your household will receive only one Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, from each company whose stock is held in such accounts.  This practice, known as “householding”, is designed to reduce the volume of duplicative information and reduce printing and postage costs.  Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of the Notice (and/or a single copy of this Proxy Statement and the 2009 Annual Report) have been sent to your address.  Each stockholder receiving the Proxy Statement by mail will continue to receive a separate voting instruction form.

If you are a beneficial owner of our common stock who hold shares through a broker or other nominee and would like to revoke your consent to householding and in the future receive your own Availability Notice (or your own set of proxy materials, as applicable), or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.  When prompted, please indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers.  The revocation of a consent to householding will be effective approximately 30 days following its receipt.  You will also have an opportunity to opt in or opt out of householding by contacting your bank or broker.

If you would like an additional copy of the 2009 Annual Report, this document is available in electronic form for download or review by visiting the Investor Relations Section of our website at www.collectors.com.  Alternatively, we will promptly send a copy of the Annual Report to you upon request to: Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658.

OTHER MATTERS

We are not aware of any other matters to come before the Annual Meeting.  If any other matter not mentioned in this Proxy Statement is properly submitted to a vote of stockholders at the Annual Meeting, the proxy holders named in the enclosed proxies will have discretionary authority to vote all proxies they have received with respect to such matter in accordance with their judgment.

PROXY

COLLECTORS UNIVERSE, INC.
1921 E. Alton Avenue
Santa Ana, California 92705

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS OF COLLECTORS UNIVERSE, INC.

The undersigned hereby revokes all previously granted proxies and appoints A. Clinton Allen, Michael J. McConnell and David G. Hall, and each of them individually, the attorney-in-fact, agent and proxy of the undersigned, with full power of substitution, to vote all shares of stock of Collectors Universe, Inc. which the undersigned is entitled to represent and vote at the 2009 Annual Meeting of Stockholders to be held on Tuesday, December 8, 2009 at 10:00 A.M., Pacific Time, at our principal offices, which are located at 1921 E. Alton Avenue, Santa Ana, California 92705, and at any and all postponements or adjournments thereof, as fully as if the undersigned were present and voting at the Annual Meeting, as directed on this Proxy.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and submit your proxy or voting instructions as soon as possible.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

COLLECTORS UNIVERSE, INC.

2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 8, 2009

PROPOSAL NO. 1:        Election of Directors:

FOR: ☐ The Nominees Named Below	WITHHOLD AUTHORITY: ☐ To Vote for All of the Nominees Named Below

01. A. Clinton Allen 04. Michael J. McConnell 07. Bruce A. Stevens	02. Deborah A. Farringon 05. A.J. “Bert” Moyer	03. David G. Hall 06. Van D. Simmons

(Instruction:  To withhold authority to vote for any of the Nominees, print the name of each of those Nominees for whom you would like to withhold authority to in the space below):

Exceptions:    ____________________________________________________________________________________________________________________________

PROPOSAL NO. 2:	Ratification of the appointment of Grant Thornton LLP as our Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2010

FOR: ☐	AGAINST: ☐	ABSTAIN: ☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY AND ALL POSTPONEMENTS OR ADJOURNMENTS THEREOF.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER.  WHERE NO DIRECTION IS GIVEN, THOSE SHARES WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE SEVEN DIRECTOR NOMINEES NAMED ON THIS PROXY AND “FOR” THE RATIFICATION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2010.  IN ADDITION, THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE ON ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐
Please sign exactly as the name appears at the left.  When shares are held by joint tenants, both should sign.  When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by a duly authorized officer.  If a partnership, please sign in the partnership name by an authorized person.

______________________________	_____________		_________________________________	_________________
Signature	Date		Signature (Joint Owners)	Date

 IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

Our Proxy Statement, 2009 Annual Report and Proxy Card are available at:
 www.stocktrans.com/eproxy/collectorsuniverse2009

VOTE BY INTERNET OR MAIL
24 HOURS A DAY, 7 DAYS A WEEK
INTERNET VOTING IS AVAILABLE THROUGH 11:59 P.M.,
PACIFIC TIME ON DECEMBER 7, 2009.

YOUR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE THESE SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD

1921 E. ALTON AVENUE SANTA ANA, CALIFORNIA 92705	VOTE BY INTERNET: Log-on to www.votestock.com Enter your control number printed to the left Vote your proxy by checking the appropriate boxes Click on “Accept Vote”

YOUR PROXY CONTROL NUMBER	VOTE BY MAIL: If you do not wish to vote over the Internet, please complete, sign, date and return the accompanying proxy card in the pre-paid envelope provided.

IF YOU VOTE YOUR PROXY BY INTERNET YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.